UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on November 4, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on August 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: October 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through October 6, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Morningstar’s Mutual Fund Research and Ratings

1.              I’d like to submit another question/discussion point to the monthly 8-K process.  Moody’s has just launched its own investment manager ratings business. Although somewhat broader in scope, it sounds directly competitive with Morningstar. How long do you think it would take a competitor the size of Moody’s to replicate a database that rivals Morningstar’s? Is there anything proprietary about the data that Morningstar provides that Moody’s could not? Do you think the average money manager would pay Moody’s to evaluate them when Morningstar data is already available?

We’d rather not comment about products and services introduced by other companies, but the following list highlights some of the major points of differentiation between Morningstar’s mutual fund research and other fund evaluation services:

•                  The business model for issuer- or management company-paid research is fundamentally different from our independent research business model. Fund companies don’t pay to be rated by Morningstar or to be included in our database. We believe this principle of independence allows our analysts to speak candidly about the securities they cover.

•                  Morningstar’s mutual fund ratings and analyst reports are broadly distributed to individual investors through our investor Web site, www.morningstar.com, as well as numerous other channels.

•                  The Morningstar Rating for funds (commonly known as the star rating) is based on a defined algorithm that measures historical risk- and load-adjusted returns, whereas some other rating systems incorporate other factors and may adjust the relative weights of each factor in their scoring systems.

•                  Morningstar’s database includes information on more than 17,000 mutual fund share classes in the United States and 38,000 similar vehicles in international markets. In addition, our data on managed investment products includes information on complete portfolio holdings and draws on our fundamental equity data on more than 6,500 stocks in the United States. We believe our database is one of the most extensive in the industry.

•                  Morningstar currently rates more than 5,000 mutual funds in the United States (excluding multiple share classes), and more than 20,000 funds in non-U.S. markets.

•                  Morningstar publishes more than 5,000 mutual fund analyst reports per year and conducts more than 350 in-depth interviews with portfolio managers every month. In addition, our fund analysts conduct more than 100 in-person visits with fund companies and asset management firms per year. We generally spend at least half a day visiting smaller firms and an entire day viewing operations and meeting with members of the management team for larger fund companies.

Product Development Plans

2.              Do you anticipate developing a portfolio management system similar to Advent Axys, used by several thousand investment advisors and money managers?

Yes, we are building some portfolio accounting capabilities into the Morningstar Advisor Workstation Office Edition platform. However, we don’t expect our product to compete directly with high-end portfolio accounting systems such as Axys. The portfolio accounting functionality is just part of the Advisor Workstation platform and we don’t expect to market it as a stand-alone product for money management firms. Instead, we expect that the level of functionality we’re adding to Advisor Workstation will meet many of the day-to-day portfolio accounting needs for our core audience of financial advisors. Our target for delivering our first release of this functionality is the first quarter of 2006.

Customer Retention in Advisor Segment

3.              How sticky are the products in the Advisor segment?  Are the customers held captive, or can they easily switch?

The two key products in our Advisor segment, Principia and Morningstar Advisor Workstation, are sold based on subscription and license agreements with terms that generally range from one to three years. Our subscription agreements (including Principia) may generally be canceled by the customer at any time; however, our license agreements (including Morningstar Advisor Workstation) typically do not allow for cancellation. Our experience has been that customers do tend to stick with us, and renewal rates in this segment tend to be relatively high. We’ve found that financial advisors often become accustomed to using Morningstar’s research tools and incorporate them into their daily operations. We plan to release more detailed information on customer retention in our annual 10-K report, which will be filed in March.

Independent Equity Research

4.              You recently announced that you will be providing independent research services to Morgan Stanley. . .Is the margin (profitability) of this additional business equal to the existing Wall Street settlement business that you provide? Is the pricing for the service fairly standard with new Wall Street clients versus existing Wall Street clients?

While we aren’t disclosing details on the pricing terms of the Morgan Stanley agreement or any of the other agreements relating to the Global Analyst Research Settlement, we base our pricing on a standard set of factors including the level of distribution, the number of securities covered, the amount of custom coverage required, and the length of the contract. These factors are the same for both new clients and existing clients.

5.              Should this additional Wall Street revenue largely drop to the bottom line, or were there additional analyst, SG&A, or development costs that had to be incurred in order to get this business?

Although there are always additional costs that arise from securing and supporting new contracts, the Morgan Stanley agreement primarily leverages existing research. This agreement should not require major development time or other costs.

6.              Have all of the 5 existing Wall Street clients renewed for the upcoming year?

Yes, we have successfully retained the original five contracts for the second year of the five-year period covered under the settlements. These agreements are structured as annual contracts that include both renewal and cancellation options.

House and Senate Pension Reform Bills

7.              What is the status of the two pension reform bills, and how would the passage of either (or both) affect the business?

The two pension reform bills we’ve been monitoring are the Pension Protection Act of 2005 (HR 2830), and S 1783, a Senate bill that primarily addresses pension reform. Both bills are currently going through the legislative process. We’re continuing to monitor both bills and their potential impact on our business in the retirement market.

HR 2830 is currently being addressed by the House Committee on Ways and Means. Among other things, this bill would allow large retirement plan administrators to offer their own investment advice to plan participants, including possible recommendations of proprietary funds being offered on their platforms. The potential impact on Morningstar’s retirement advice business is unknown, but we don’t necessarily expect it to be a major threat based on our preliminary assessment. We believe asset management companies and plan administrators will continue to look for unbiased, third-party advice to help retirement plan participants make appropriate decisions.

S 1783 is a compromise bill that was recently introduced to address various issues relating to pension reform. It also includes a provision granting employers and other retirement plan fiduciaries a safe harbor from liability arising from providing independent, third-party investment advice to plan participants. Under the proposed bill, if certain requirements were met, an employer or other plan fiduciary would not be liable for investment advice provided by a qualified investment advisor. While we believe this could have a positive impact on our business, we won’t be able to draw any strong conclusions until the bill is finalized and passed, assuming that occurs.

Legal and Regulatory Issues

8.              Can the company comment on the Wells notice and the investigation by Spitzer’s office?  Unpleasant topics, I know.

It’s our policy not to comment on ongoing litigation or regulatory matters in this forum. We have adopted this policy to avoid any appearance that we are attempting to promote or defend our position in any context other than the appropriate legal forum.  If we believe a development has occurred that warrants disclosure, we will issue a press release at an appropriate time and/or provide disclosure in our periodic filings with the SEC, such as our quarterly reports on Form 10-Q.

Restricted Shares

9.              Are there private placements regarding MORN? If yes, how long do they have to hold the shares?

We sold 8,754,375 shares of common stock in our initial public offering. These shares are freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144.

At the time of our IPO, there were approximately 30,867,600 additional shares of common stock outstanding, all of which are restricted securities as defined in Rule 144. We issued and sold these shares prior to our IPO in private transactions that were exempt from registration. These shares may be sold in the public market only if they are registered or if they qualify for an exemption under Rule 144 or Rule 701 under the Securities Act.  In connection with our IPO, the owners of substantially all of these shares signed lock-up agreements that prohibit any sale prior to November 26, 2005 without the consent of our underwriter, WR Hambrecht + Co.

Employee Stock Ownership and Trading Policy

10.       What is your policy with regards to directors, management, and employees selling stock, i.e., what are your blackout dates? For example, how many business days are they restricted from selling before and after earnings announcements? Are there any other restrictions?

Morningstar employees and directors may not buy or sell Morningstar securities during the period beginning with the last day of each fiscal quarter or year and ending three business days following the public release of the financial results for the fiscal quarter or year. Our employees and directors may also be subject to event-specific blackout periods. In addition, all employees who purchase Morningstar stock are subject to a two-year holding requirement, except for purchases made through exercising stock options.

 You can find more details on our trading policy at the following link:

http://corporate.morningstar.com/US/financials/trading_policy.pdf

Policy on Editorial Coverage of Morningstar

11.       I recently purchased several shares of Morningstar stock, primarily because I use your products and believe that your company has great growth potential. Will the stock advisor newsletter (Tortoise and Hare portfolios) [Morningstar StockInvestor] evaluate Morningstar or is that considered a conflict of interest, having your employees evaluate their company’s stock?

Thanks for your positive comments, and we’re happy to welcome you as a Morningstar shareholder. We believe there would be a conflict in having Morningstar analysts evaluate our own stock, so we will not be providing any analyst research or other qualitative assessments of our stock. We provide quantitative information regarding our company’s stock price and financial statements on Morningstar.com and in other products, but will not be issuing analyst reports or other editorial coverage on our shares.

Third Quarter Earnings Release Date

12.       Good morning. Just wanted to know if there was any updated information on an estimated date range for Q3 earnings release.

Yes, we plan to issue our third quarter earnings release before the market opens on Wednesday, November 9, 2005.

Corporate Philanthropy

13.         I’m curious to know if Morningstar has a philanthropic foundation that gives money to not-for-profits, and if so how can I contact them?

No, we do not have a charitable foundation.

Communication Policy

14.       I see that Morningstar plans to issue its third quarter 2005 financial results before the market opens on Wednesday, Nov. 9, 2005. The news article also stated that Morningstar does not hold analyst conference calls; however, investors may submit written questions to Morningstar. Does that mean I can get the 3rd quarter financials before it is released to the public?

No. We will not provide a private response that contains non-public information about our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 7, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer